Exhibit 10.46

CYTOKINETICS, INCORPORATED

2004 EQUITY INCENTIVE PLAN, AS AMENDED

FORM OF OPTION AGREEMENT

A. Grant of Option.

The Administrator hereby grants to the individual named in the Notice of Grant (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan will prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”).

B. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise. This Option is exercisable (1) on-line, using the website of the captive broker selected by the Company (an “On-line Notice”); or (2) by delivery of a completed written exercise notice, the form of which is attached as Exhibit A (an “Exercise Notice”) identifying the date of this Option Agreement, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”) and the purchase price of the Shares. Any Exercise Notice will be completed by the Participant and delivered in person, by certified mail, or by such other method as determined from time to time by the Administrator of the Company. Any Exercise Notice must be accompanied by payment of the aggregate exercise price as to all Exercised Shares together with full payment for any applicable withholding taxes. Upon the delivery of (i) an Online Notice, or (ii) an Exercise Notice to the Company, with any required payments, this Option will be deemed to be exercised as to the Exercised Shares.

No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

C. Method of Payment.

Payment of the aggregate Exercise Price may be made by any of the following methods at the election of Participant, subject to the limitations described in this section:

1. cash deposited in the Participant’s account at the captive broker selected by the Company;

2. consideration received by the Company under a formal cashless option exercise program (e.g., in sell-to-cover or same-day sale transactions) initiated on-line through the website of the Company’s capative broker adopted by the Company in connection with the Plan including the on-line electronic transmission; or

3. for any written Exercise Notice delivered to Cytokinetics, a check made out to Cytokinetics, Inc. for the full exercise price and the full amount of any taxes that must be withheld by the company.

D. Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Option Agreement will be binding upon the executors, administrators, heirs, successors and assigns of Participant.

E. Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

F. Termination Period.

This Option shall be exercisable for three months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option shall be exercisable for one (1) year after Participant ceases to be Service Provider. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above.

G. Tax Obligations.

1. Withholding Taxes. In those cases where taxes are required to be withheld at the time of Option exercise, Participant is responsible to make, and hereby agrees to make, appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the full satisfaction of all Federal, state, and local income and employment tax withholding requirements applicable to the Option exercise. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise. Participant acknowledges that the Company cannot provide tax advice, and that it is the responsibility of Participant to determine any withholding tax or other tax liability that may arise from the exercise of the Option. Participant further acknowledges that the Company has recommended that Participant seek the advice of a tax advisor before exercising the Option, in whole or in part.

2. Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Grant Date, or (2) the date one year after the date of exercise, the Participant must immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

H. Entire Agreement; Governing Law.

The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Option Agreement is governed by the laws of the State of California, as applied to residents of California with regard to transactions occurring within California, and without regard to principles of conflicts laws.

I. NO GUARANTEE OF CONTINUED SERVICE.

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT ANY TIME, WITH OR WITHOUT CAUSE.

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EXHIBIT A

CYTOKINETICS INCORPORATED

2004 EQUITY INCENTIVE PLAN, AS AMENDED

EXERCISE NOTICE

Cytokinetics Incorporated

280 East Grand Avenue

South San Francisco, CA 94080

Attention: Stock Plan Administrator

1. Exercise of Option. Effective as of today, ______________________, __________, the undersigned (“Purchaser”) hereby elects to purchase _________________ shares (the “Shares”) of the Common Stock of Cytokinetics, Inc. (the “Company”) under and pursuant to the 2004 Equity Incentive Plan (the “Plan”) and the Option Agreement dated, _____________________ (the “Option Agreement”). The purchase price for the Shares will be $         , as required by the Option Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares and any required withholding taxes to be paid in connection with the exercise of the Option.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Participant as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:

PURCHASER:	CYTOKINETICS, INC.

Signature	By

Print Name	Its

Address:	Address:

Date Received